                              LTC PROPERTIES, INC.

                                   EXHIBIT 4.5

                          FIFTH SUPPLEMENTAL INDENTURE

            FIFTH SUPPLEMENTAL INDENTURE, dated as of August 23, 1996 between LTC Properties, Inc., a Maryland corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois state banking association (the "Trustee"), to that certain Indenture, dated as of September 23, 1994, between the Company and the Trustee (the "Indenture").

            WHEREAS, the parties hereto have entered into the Indenture which provides for the issuance by the Company of the individual series of securities thereunder, upon the Company and Trustee entering into a supplemental indenture to the Indenture authorizing such series; and

            WHEREAS, the Company wishes to issue its fifth series of securities thereunder, designated its 8.25% Convertible Subordinated Debentures due 2001 (the "Debentures"); and

            WHEREAS, all acts necessary to constitute this Fifth Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed.

            NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants contained herein, it is hereby agreed as follows:

                                   ARTICLE ONE

                           The Terms of the Debentures

            In accordance with Sections 2.01 and 2.02 of the Indenture, the Company will issue its series of Debentures in the aggregate principal amount of $30,000,000. Each Debenture shall be substantially in the following form:

                              LTC PROPERTIES, INC.

                8.25% Convertible Subordinated Debenture Due 2001

        LTC PROPERTIES, INC., a Maryland corporation, promises to pay to

                                S P E C I M E N

or registered assigns, the principal sum of __________ Million Dollars, on ____________, 2001

                                 Cusip 502175AF9

           Interest Payment Dates:    January 1 and July 1
                     Record Dates:    December 15 and June 15

            Additional provisions of this Security are set forth on the other side of this Security.

Dated: August 23, 1996

CERTIFICATE OF AUTHENTICATION

HARRIS TRUST AND
SAVINGS BANK, as
Trustee, certifies that
this is one of the
Securities referred to
in the within mentioned
Indenture.

By:
   --------------------
   Authorized Signatory

SEAL

Dated:  August 23, 1996

LTC PROPERTIES, INC.

By:
   ---------------------
   Chairman of the Board

By:
   ---------------------
   President

The rest of this page intentionally left blank.

                              LTC PROPERTIES, INC.
                      8.25% Convertible Debenture Due 2001

            1. Interest. LTC Properties, Inc., a Maryland corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 1 and July 1 of each year beginning January 1, 1997. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 23, 1996; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders of the Securities at the close of business on the December 15 or June 15 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address.

            The final installment of principal of and premium, if any, on this Security shall be payable only upon surrender of this Security at the office or agency of the Trustee in the Borough of Manhattan, City and State of New York or the City of Chicago, State of Illinois. Payments of principal of and premium, if any, and interest on this Security shall be made at the office or agency of the Trustee maintained in the Borough of Manhattan, City and State of New York or the City of Chicago, State of Illinois, or, in the case of any such payments other than the final payment of principal and premium, if any, at the Company's option, by check mailed to the Person entitled thereto at such Person's address last appearing on the Company's register.

            3. Registrar and Agents. Initially, Harris Trust and Savings Bank will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of Harris Trust and Savings Bank is 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606.

            4. Indenture; Limitations. The Company issued the Securities under an Indenture dated as of September 23, 1994 (the "Basic Indenture") between the Company and Harris Trust and Savings Bank (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of September 23, 1994, by a Second Supplemental Indenture dated as of September 21, 1995, by a Third Supplemental Indenture dated as of September 26, 1995, and by a Fourth Supplemental Indenture dated as of February 5, 1996, each between the Company and the Trustee (as used herein, the term "Indenture" means the Basic Indenture together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of them.

                                 Reverse of Note
                                   Page 1 of 7

            The Securities are general unsecured obligations of the Company limited to $30,000,000 aggregate principal amount. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its Capital Stock, merge or consolidate with any other Person and sell, lease, transfer or otherwise dispose of its properties or assets.

            5. Redemption by the Company. The Company may redeem the Securities, in whole or from time to time in part, only as necessary for the Company to continue to qualify for Federal tax treatment as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code. These Securities will be immediately redeemable by the Company to the extent, but only to the extent, deemed sufficient by the Board of Directors to prevent the Holder of such Securities or any other person having an interest therein (if the Securities were thereupon converted) from being deemed to own shares of Capital Stock in excess of the limits prescribed in Article Ninth of the Company's Amended and Restated Articles of Incorporation. The Redemption Price shall be equal to the lesser of (1) the price paid by the Holder in the transaction that caused such Securities to exceed the amount necessary for the Company to continue as a REIT (or, in the case of a devise or gift, the Market Price (as such term is defined in Section 3.01(a) of the Indenture) at the time of such devise or gift); (2) the Market Price on the date the Company mails the notice of redemption required under Paragraph 6 below; and (3) 100% of the principal amount thereof, in each case together with accrued interest.

            6. Notice of Redemption. Notice of redemption will be mailed at least 30 days, but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples thereof. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

            7. Conversion. A Holder of a Security may convert such Security into shares of common stock of the Company at any time prior to maturity. The initial conversion price is $17.25 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. The Company will deliver a check for any fractional share.

            To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of common stock issued on conversion; provided, however, that if a Security is surrendered for conversion after the record date for a payment of interest and on or before the interest payment date, then, notwithstanding such conversion, the interest falling due to such interest payment date will be paid to the Person in whose name the Security is registered at the close of business on such record date and any Security surrendered for conversion during the period from the close of business on any regular record payment date to the opening of business on the corresponding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

            If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into shares of common stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.


                                 Reverse of Note
                                   Page 2 of 7

            NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, A HOLDER SHALL NOT BE ENTITLED TO EFFECT THE CONVERSION OF, AND NEITHER THE COMPANY, THE CONVERSION AGENT NOR THE REGISTRAR SHALL BE REQUIRED TO TAKE ANY STEPS TO EFFECT THE CONVERSION OF, ANY SECURITY OR SECURITIES OF ANY SERIES IF SUCH CONVERSION, IN THE GOOD FAITH OPINION OF THE BOARD OF DIRECTORS OR AN OFFICER, (A) MIGHT CAUSE THE COMPANY TO FAIL TO COMPLY WITH ANY REQUIREMENT NECESSARY FOR THE CONTINUED QUALIFICATION OF THE COMPANY AS A REIT UNDER THE CODE OR (B) WOULD RESULT IN A SINGLE PERSON BEING AN OWNER (OR UPON CONVERSION OF ANY SECURITIES OR CONVERSION OR EXCHANGE OF ANY OTHER SECURITIES OF THE COMPANY THEREUPON BEING AN OWNER) OF MORE THAN 9.8% OF THE COMPANY'S OUTSTANDING COMMON STOCK (INCLUDING THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE UPON CONVERSION OF SECURITIES HELD BY SUCH PERSON OR CONVERSION OR EXCHANGE OF OTHER SECURITIES OF THE COMPANY HELD BY SUCH PERSON). ANY ATTEMPTED CONVERSION OF A SECURITY OR SECURITIES BY A HOLDER IN VIOLATION OF THE LIMITS SET FORTH ABOVE SHALL BE NULL AND VOID AB INITIO.

            8. Subordination. This Security is subordinated to all Senior Indebtedness of the Company. To the extent and in the manner provided in the Indenture, Senior Indebtedness must be paid before any payment may be made to any Holders of Securities. Any Securityholder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

            In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of any instrument relating to the Senior Indebtedness or extension or renewal of the Senior Indebtedness.

            9. Denominations, Transfer, Exchange. This Security is one of a duly authorized issue of Securities of the Company designated as its 8.25% Convertible Subordinated Debentures due 2001 limited in aggregate principal amount to $30,000,000. The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption or register the transfer of or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

            Neither the Company nor the Registrar shall be required to register the transfer of any Securities if such transfer, in the good faith opinion of the Board of Directors or an Officer, (a) might cause the Company to fail to comply with any requirement necessary for the continued qualification of the Company as a REIT under the Code or (b) would result in a single person being an Owner (or upon conversion of any Securities or conversion or exchange of any other securities of the Company thereupon being an Owner) of more than 9.8% of the Company's outstanding common stock (including the Company's common stock reserved for issuance upon conversion of Securities held by such person or conversion or exchange of other securities of the Company held by such person). The Company shall advise the Registrar in writing promptly of any such determination by the Board of Directors or an Officer with respect to any Security, identifying such Security by Holder and other appropriate method, and shall instruct the Registrar not to register the transfer of such Security. The Registrar shall not be liable to the Company, Holders of Securities or any other persons for transfers of such Securities effected


                                 Reverse of Note
prior to its receipt of such written instructions from the Company and the Company shall indemnify the Registrar for all claims, costs and expenses incurred by it in connection with refusing to transfer Securities as instructed by the Company.

            10. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

            11. Unclaimed Money. If money for the payment of principal or interest on any Securities remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders may look only to the Company for payment.

            12. Discharge Prior to Redemption or Maturity. The Indenture will be discharged and canceled except for certain sections thereof upon payment of all the Securities, or upon the irrevocable deposit with the Trustee of funds or U.S. Government Obligations maturing on or before such payment date or Redemption Date, sufficient to pay principal, premium, if any, and interest on such payment or redemption.

            13. Amendment and Waiver. Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture or the Securities may be amended with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Securityholder, the Company may amend the Indenture or the Securities to, among other things, provide for uncertificated Securities, to establish another series of securities as permitted by the Indenture, to cure any ambiguity, defect or inconsistency or make any other change that does not adversely, affect the rights of any Securityholder.

            14. Successors. When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

            15. Defaults and Remedies. If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

            16. Trustee Dealings with the Company. Harris Trust and Savings Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

            17. No Recourse Against Others. No stockholder, director, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by


                                 Reverse of Note
                                   Page 4 of 7
accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Securities.

            18. Authentication. This Security shall not be valid until the Trustee or an authenticating agent appointed by the Trustee signs the certificate of authentication on the other side of this Security.

            19. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

            The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture. It also will furnish the text of this Security in larger type. Requests may be made to: LTC Properties, Inc., 300 Esplanade Drive, Suite 1860, Oxnard, California 93030, Attention: President.


                                 Reverse of Note
                                   Page 5 of 7

                                 ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below and have your signature guaranteed:

For value received, I or we assign and transfer this Security to

                      (INSERT ASSIGNEE'S SOCIAL SECURITY OR
                           TAX IDENTIFICATION NUMBER)

            ========================================================


            ========================================================

 ..............................................................................

 ..............................................................................

 ..............................................................................

 ..............................................................................
            (Print or type assignee's name, address and zip code)

and irrevocably appoint ......................................................

 ..........................................................................agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

================================================================================

Date:.........................................................................

Your signature:...............................................................
    (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:..........................................................


                                 Reverse of Note
                                   Page 6 of 7

                                CONVERSION NOTICE

To convert this Security into shares of common stock of the Company, check the box:

                                     =======

                                     =======

To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):

                      ====================================

                      $

                      ====================================

If you want the Security certificate, if any, made out in another person's name, fill in the form below:

                  (INSERT OTHER PERSON'S SOCIAL SECURITY OR
                          TAX IDENTIFICATION NUMBER)

              ====================================================


              ====================================================

 ..............................................................................

 ..............................................................................

 ..............................................................................

 ..............................................................................
          (Print or type other person's name, address and zip code)

================================================================================

Date:.........................................................................

Your Signature:...............................................................

(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed By:......................................................


                                 Reverse of Note
                                   Page 7 of 7

            IN WITNESS WHEREOF, the Parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first written above,

                                      LTC PROPERTIES, INC.

                                      By:  /s/ William McBride III
                                         -------------------------------------
                                         Name:  William McBride III
                                         Title: President and Chief Operating
                                                Officer

                                      HARRIS TRUST AND SAVINGS BANK, as Trustee


                                      By: /s/ J. Bartolini
                                         -------------------------------------
                                         Authorized Signatory